FOURTH LEASE AMENDMENT AGREEMENT

This FOURTH LEASE AMENDMENT AGREEMENT (this “Agreement”) is entered into as of May 31, 2017, by and between Peninsula Innovation Partners, LLC, a Delaware limited liability company (“Landlord”) and Pacific Biosciences of California, Inc., a Delaware corporation (“Tenant”).

RECITALS

A.WHEREAS, Landlord and Tenant are parties to the following leases (each, a “Lease”, and collectively, the “Leases”):

(i)Lease dated as of December 10, 2009 and modified by that certain Commencement Date Certificate dated by Tenant as August 24, 2010 and by Landlord as of September 8, 2010, as amended by that certain Second Amendment to Industrial Lease [sic] dated as of August 13, 2010, as further amended by that certain Third Amendment to Industrial Lease dated as of December 29, 2010, as further amended by that certain Fourth Amendment to Lease dated as of March 30, 2015, as further amended by that certain Fifth Amendment to Lease dated as of March 30, 2015, as further amended by that certain Lease Amendment Agreement (the “Lease Amendment Agreement”) dated as of July 23, 2015, as further amended by that certain Second Lease Amendment Agreement (the “Second Lease Amendment Agreement”),  and as further amended by that certain Third Lease Amendment Agreement (the “Third Lease Amendment Agreement”) dated as of January 27, 2017,  pursuant to which Landlord leases to Tenant certain premises (the “940 Hamilton Premises”) consisting of approximately 29,371 square feet located at 940 Hamilton Avenue (formerly known as 1394 Willow Road), Menlo Park, California for a term that currently expires on September 30, 2017;

(ii)Lease dated as of September 24, 2009, as amended by that certain First Amendment to Lease Agreement dated as of May 19, 2010, as further amended by that certain Second Amendment to Industrial Lease dated as of August 13, 2010, as further amended by that certain Third Amendment to Industrial Lease dated as of December 29, 2010, as further amended by that certain Fourth Amendment to Lease dated as of March 30, 2015, as further amended by that certain Fifth Amendment to Lease dated as of March 30, 2015, as further amended by the Lease Amendment Agreement, as further amended by the Second Lease Amendment Agreement, and as further amended by the Third Lease Amendment Agreement, pursuant to which Landlord leases to Tenant certain premises (the “960 Hamilton Premises”) consisting of approximately 22,267 square feet located at 960 Hamilton Avenue (formerly known as 1392 Willow Road), Menlo Park, California for a term that currently expires on September 30, 2017; and

(iii)Lease dated as of December 15, 2010 and modified by that certain Commencement Date Certificate dated by Tenant as of February 4, 2011 and by Landlord as of March 16, 2011, as further amended by that certain First Amendment to Lease dated as of March 30, 2015, as further amended by that certain Second Amendment to Lease dated as of March 30, 2015, as further amended by the Lease Amendment Agreement, as further amended by the Second Lease Amendment Agreement, and as further amended by the Third Lease Amendment Agreement, pursuant to which Landlord leases to Tenant certain premises (the “1010 Hamilton Premises” and collectively with the 940 Hamilton Premises, the 960 Hamilton Premises and the 1003-1005 Hamilton Premises, the “Premises”) consisting of approximately 21,240 square feet located at 1010 Hamilton Avenue, Menlo Park, California for a term that currently expires on September 30, 2017.

B.WHEREAS, in connection with the termination of the Leases, Landlord and Tenant desire to set forth their agreement with respect to certain issues related to Tenant’s transition out of the Premises, and to modify the Leases on the terms and conditions set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the promises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.Disbursement of Final Payment. Notwithstanding anything to the contrary in the Leases, including, without limitation, Section 4(d) of the Lease Amendment Agreement, Tenant shall have a right to earn a portion of the Final Payment at the time of surrender of the 940 Hamilton Premises, the 1010 Hamilton Premises, and the 960 Hamilton Premises as follows:

(a)940 Hamilton Premises.  Landlord shall pay Tenant Nine Hundred Seventy-Four Thousand Eight Hundred Dollars ($974,800) (the “940 Hamilton Early Payment”) within twenty (20) days following the date Tenant surrenders the entirety of the 940 Hamilton Premises in compliance with section 5 of the Lease Amendment Agreement; provided however, that the following conditions shall be express conditions precedent to Landlord’s obligation to make the 940 Hamilton Early Payment: (i) Tenant shall have surrendered the entirety of the 940 Hamilton Premises in compliance with section 5 of the Lease Amendment Agreement on or before September 30, 2017, and (ii) Tenant shall not be in Default under any Lease as of the date Tenant surrenders the entirety of the 940 Hamilton Premises (collectively, the “940 Hamilton Early Payment Conditions”). Notwithstanding the foregoing, if Tenant has satisfied the 940 Hamilton Early Payment Conditions on May 31, 2017 then Landlord shall make the 940 Hamilton Early Payment not later than June 12, 2017. Notwithstanding anything to the contrary herein, if the 940 Hamilton Early Payment Conditions are not satisfied, Landlord shall give Tenant written notice (the “940 Hamilton Early Payment Failure Notice”) identifying the reason(s) the 940 Hamilton Early Payment Conditions were not satisfied.  Tenant shall have a period of twenty-five (25) days following receipt of the 940 Hamilton Early Payment Failure Notice to cause the 940 Hamilton Early Payment Conditions to be satisfied, and if Tenant causes the 940 Hamilton Early Payment Conditions to be satisfied within such twenty-five (25) day period then Landlord shall be obligated to pay Tenant the 940 Hamilton Early Payment within ten (10) days following the satisfaction of such conditions. Notwithstanding the foregoing, if Tenant fails to satisfy the 940 Hamilton Early Payment Conditions, Tenant may be entitled to receive the applicable portion of the Final Payment amount upon satisfaction of the Final Payment Conditions upon the terms of the Lease Amendment Agreement.

(b)1010 Hamilton Premises. Landlord shall pay Tenant Seven Hundred Six Thousand Seven Hundred Thirty Dollars ($706,730) (the “1010 Hamilton Early Payment”) within twenty (20) days following the date Tenant surrenders the entirety of the 1010 Hamilton Premises in compliance with section 5 of the Lease Amendment Agreement; provided however, that the following conditions shall be express conditions precedent to Landlord’s obligation to make the 1010 Hamilton Early Payment: (i) Tenant shall have surrendered the entirety of the 1010 Hamilton Premises in compliance with section 5 of the Lease Amendment Agreement on or before September 30, 2017, and (ii) Tenant shall not be in Default under any Lease as of the date Tenant surrenders the entirety of the 1010 Hamilton Premises (collectively, the “1010 Hamilton Early Payment Conditions”). Notwithstanding the foregoing, if Tenant has satisfied the 1010 Hamilton Early Payment Conditions on May 31, 2017 then Landlord shall make the 1010 Hamilton Early Payment not later than June 12, 2017. Notwithstanding anything to the contrary herein, if the 1010 Hamilton Early Payment Conditions are not satisfied, Landlord shall give Tenant written notice (the “1010 Hamilton Early Payment Failure Notice”) identifying the reason(s) the 1010 Hamilton Early Payment Conditions were not satisfied.  Tenant shall have a period of twenty-five (25) days following receipt of the 1010 Hamilton Early Payment Failure Notice to cause the 1010 Hamilton Early Payment Conditions to be satisfied, and if Tenant causes the 1010 Hamilton Early Payment Conditions to be satisfied within such twenty-five (25) day period then Landlord shall be obligated to pay Tenant the 1010 Hamilton Early Payment within ten (10) days following the satisfaction of such conditions. Notwithstanding the foregoing, if Tenant fails to satisfy the 1010 Hamilton Early Payment Conditions, Tenant may be entitled to receive the applicable portion of the Final Payment amount upon satisfaction of the Final Payment Conditions upon the terms of the Lease Amendment Agreement.

(c)960 Hamilton Premises. Landlord shall pay Tenant Seven Hundred Fifty-Five Thousand Four Hundred Seventy Dollars ($755,470) (the “960 Hamilton Early Payment”) within twenty (20) days following the date Tenant surrenders the entirety of the 960 Hamilton Premises in compliance with section 5 of the Lease Amendment Agreement; provided however, that the following conditions shall be express conditions precedent to Landlord’s obligation to make the 960 Hamilton Early Payment: (i) Tenant shall have surrendered the entirety of the 960 Hamilton Premises in compliance with section 5 of the Lease Amendment Agreement on or before September 30, 2017, and (ii) Tenant shall not be in Default under any Lease as of the date Tenant surrenders the entirety of the 960 Hamilton Premises (collectively, the “960 Hamilton Early Payment Conditions”). Notwithstanding the foregoing, if Tenant has satisfied the 960 Hamilton Early Payment Conditions on September 30, 2017 then Landlord shall make the 960 Hamilton Early Payment not later than October  10, 2017. Notwithstanding anything to the contrary herein, if the 960 Hamilton Early Payment Conditions are not satisfied, Landlord shall give Tenant written notice (the “960 Hamilton Early Payment Failure Notice”) identifying the reason(s) the 960 Hamilton Early Payment Conditions were not satisfied.  Tenant shall have a period of twenty-five (25) days following receipt of the 960 Hamilton Early Payment Failure Notice to cause the 960 Hamilton Early Payment Conditions to be satisfied, and if Tenant causes the 960 Hamilton Early Payment Conditions to be satisfied within such twenty-five (25) day period then Landlord shall be obligated to pay Tenant the 960 Hamilton Early Payment within ten (10) days following the satisfaction of such conditions. Notwithstanding the foregoing, if Tenant fails to satisfy the 960 Hamilton Early Payment Conditions, Tenant may be entitled to receive the applicable portion of the Final Payment amount upon satisfaction of the Final Payment Conditions upon the terms of the Lease Amendment Agreement.

For avoidance of confusion, if the 940 Hamilton Early Payment, the 1010 Hamilton Early Payment and/or the 960 Hamilton Early Payment become payable as set forth above, such amounts shall be payable out of the total Final Payment amount and the Final Payment amount shall not be increased.

2.Miscellaneous. Except as otherwise expressly provided herein, all defined terms used in this Agreement shall have the same respective meanings as are provided for such defined terms in the Leases.  Insofar as the specific terms and provisions of this Agreement purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Leases, the terms and provisions of this Agreement shall govern and control; in all other respects, the terms, provisions and exhibits of the Leases shall remain unmodified and in full force and effect.  Landlord and Tenant hereby agree that (a) this Agreement is incorporated into and made a part of each Lease, (b) any and all references to the Leases hereinafter shall include this Agreement and (c) the Leases and all terms, conditions and provisions of the Leases are in full force and effect as of the date hereof, except as expressly modified and amended hereinabove.    If either Landlord or Tenant brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding shall be entitled to reasonable attorneys’ fees. The term “Prevailing Party” shall include, without limitation, a party who substantially obtains or defeats the relief sought.  Time is of the essence with respect to each and every time period described in this Agreement.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

TENANT:		LANDLORD:

PACIFIC BIOSCIENCES OF		PENINSULA INNOVATION
CALIFORNIA, INC.		PARTNERS, LLC,
a Delaware corporation		A Delaware limited liability company

By:	/s/ Ben Gong	By:	/s/ Fergus O’Shea
Name:	Ben Gong	Name:	Fergus O’Shea
Title:	VP Finance	Title:	Vice President